Exhibit 10.3

AETNA INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

NONSTATUTORY STOCK OPTION

AWARD AGREEMENT

Pursuant to its Non-Employee Director Compensation Plan, Aetna Inc. hereby grants to the director named below the right and option to purchase the stated number of shares of Common Stock on the terms and conditions hereinafter set forth.

Grantee:

Effective Date	Social Security No.	Total Optioned Shares	Option Price

Installment	Optioned Shares	Date First Exercisable

Such option is issued on the terms and conditions hereinafter set forth.

ARTICLE I

DEFINITIONS

(a)	“Board” means the Board of Directors of Aetna Inc.

(b)	“Board Service” means service to the Company as a member of the Board.

(c)	“Change in Control” means the happening of any of the following:

(i)	When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)	When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this paragraph (ii); or

(iii)	The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Grantee, if Grantee is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the effective date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(d)	“Common Stock” means shares of the Company’s Common Stock, $.01 per share.

(e)	“Company” means Aetna Inc., a Pennsylvania Company.

(f)	“Disability” means an illness or injury that lasts at least six months, is expected to be permanent and renders the Grantee unable to carry out the Grantee’s duties as a member of the Board.

(g)	“Effective Date” means the date of grant of this Option, as set forth in the Notice of Nonstautory Stock Option Grant.

(h)	“Fair Market Value” means the closing price of a Share as reported by the Consolidated Tape of the New York Stock Exchange Listed Shares on the next preceding day on which the Common Stock was traded.

(i)	“Fundamental Corporate Event” shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or similar event that affects the Stock.

(j)	“Government Service” means the appointment or election of the Grantee to a position with the federal, state or local government or any political subdivision, agency or instrumentality thereof.

(k)	“Grantee” means the person named herein to whom this Option has been granted.

(l)	“Holding Company” means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the voting stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding voting stock.

(m)	“Installment” means a portion of the Optioned Shares, as set forth herein.

(n)	“Option” means the option granted to the Grantee as set forth herein.

(o)	“Option Price” means the amount per share of Common Stock required to be paid upon the exercise of the Option, as set forth herein, or such other amount per share of Common Stock as may result by operations of Article IV of this Agreement.

(p)	“Optioned Shares” means the number of shares of Common Stock represented by the Option, as set forth herein, or such other amount as may result by operation of Article IV of this Agreement.

(q)	“Plan” means the Non-Employee Director Deferred Compensation Plan.

(r)	“Retirement” means the cessation of Board Service on account of the Company’s mandatory Director retirement policy, as may be in effect on the date of such cessation.

(s)	“Shares of Stock” or “Stock” means the Common Shares.

(t)	“Subsidiary” means any entity of which, at the time such subsidiary status is to be determined, at least 50% of the total combined voting power of all classes of stock in such entity is held by the Company and its Subsidiaries (exclusive of ownership by the entity whose subsidiary status is being determined).

(u)	“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Grantee.

(v)	“Term” means the period during which the Option may be exercised.

ARTICLE II

TERM OF OPTION AND EXERCISE

(a)	The Term of the Option shall commence on [date] and shall terminate, unless sooner terminated by the terms of the Plan or this Agreement, at:

(i)	The close of the Company’s business on the day preceding the tenth anniversary of the Effective Date, if the Company is open for business on such day; or

(ii)	The close of the Company’s business on the next preceding day that the Company is open for business.

(b)	The Option is exercisable in [number] equal Installment[s], each installment to become exercisable on [date]. Once an option is vested, it may be exercised in whole or in part only during the Term of the Option.

ARTICLE III

METHOD OF OPTION EXERCISE

In order to exercise this Option, the Grantee must comply with procedures adopted by the Company from time to time.

In addition, the Grantee must consult with a member of the Company’s Law Department prior to exercising the Option and/or selling any Shares of Stock received pursuant to such exercise.

The Grantee may elect to exercise the Option, in whole or in part, by delivering previously owned shares of Common Stock having a Fair Market Value on the date of exercise equal to the portion of the exercise price the Grantee intends to pay with such shares. If the Grantee surrenders shares of previously owned Common Stock to exercise the Option, in whole or in part, the Grantee may defer the receipt of that number of shares of Common Stock issuable upon such exercise which is in excess of the number of shares delivered by the Grantee to exercise the Option. The number of shares issuable pursuant to the exercise of the Option that is equal to the number of shares surrendered to exercise the option shall be issued to the Grantee regardless of any deferral election.

To effect such a deferral, the Grantee must file a written election, on a form desired by the Company, with the Company prior to the beginning of the calendar year in which the Grantee exercises the Option using such previously owned shares. Any election made by the Grantee shall be applicable only with respect to an exercise using previously owned shares and shall be irrevocable for the calendar year following the year in which made and, if not revoked prior to the beginning of any subsequent calendar year, in such subsequent calendar year. Any such election shall specify the time or the event (such as cessation of Board Service) upon which such shares will ultimately be delivered to the Grantee. Any direction as to the time of distribution of such deferred shares may be only be changed by the Grantee in writing, on a form acceptable to the Company, that is delivered in the same manner as the initial deferral election at least 12 months prior to the date that the shares would otherwise have been distributed. Any such change in the time of distribution of such deferred shares shall only be effective if the Grantee completes at least 12 months of Board Service after the date such change is communicated to the Company.

Upon any exercise of the Option with a delayed delivery of shares, the Company shall establish an unfunded book entry account in the name of the Grantee to which it shall notionally credit the number of shares whose delivery has been delayed. During any such deferral period a Grantee shall have no rights as a shareholder of the Company with respect to such deferred shares; provided, however, that there shall be credited to such account any dividends and distributions (including, without limitation, any dividends or distributions payable in Common Stock) that are made on a corresponding number of outstanding shares of Common Stock, and each such dividend or distribution so credited shall be deemed reinvested in additional shares of Common Stock based on the Fair Market Value on the date such dividend or distribution is paid to shareholders (“Dividend Equivalents”). Amounts credited to the Grantee’s account in respect of Dividends Equivalents shall be distributed to the Grantee at the same time as the underlying deferred shares are distributed.

ARTICLE IV

CAPITAL CHANGES

In the event that the Board shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Board shall, in such manner as the Board may deem equitable, adjust the (i) the number and kind of shares subject to the Option or (ii) the Option Price. Additionally, the Board may make provision for a cash payment to a Grantee or the Successor of the Grantee in satisfaction of all or any portion of the Option. The number of Shares of Stock subject to the Option shall always be a whole number.

ARTICLE V

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, (i) each Installment shall become immediately exercisable and (ii) the Company shall pay the Grantee, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (x) the number of Shares that are subject to this Option at the time of the Change in control multiplied by (y) the amount by which the Fair Market Value on the date of the Change of Control exceeds the exercise price of such Option.

ARTICLE VI

TERMINATION OF OPTION

(a)	Except as provided in (d) below, if the Grantee shall cease, for reason of death, Disability Government Service, or Retirement to be a member of the Board during the Term of the Option, each Installment shall become immediately exercisable and the Grantee or Successor of the Grantee may exercise the Option until the earlier of:

(i)	The expiration of the Term of the Option; or

(ii)	A period not to exceed five years following such cessation of Board Service.

(b)	Except as provided in (c) and (d) below, if the Grantee shall cease, for a reason other than death, Disability Government Service, or Retirement, to be a member of the Board or during the Term of the Option, the Grantee may exercise vested Options until the earlier of:

(i)	The expiration of the Term of the Option; or

(ii)	A period not to exceed five years following such cessation of Board Service (unless the Board of Directors shall determine that such Grantee has engaged in anticompetitive activity, in which case the vested option is exercisable not later than ninety days following such determination).

(c)	Except as provided in (a) above, an Installment that has not become exercisable at the time of cessation of Board Service may not be exercised thereafter.

(d)	No Option may be exercised after the Company has terminated the Board Service of the Grantee for cause, except that the Board may, in its sole discretion, permit exercises for a period of up to ninety days in cases where such period shall be deemed warranted under the particular circumstances.

(e)	Except as otherwise herein provided, exercise of the Option, whether by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of this Agreement.

ARTICLE VII

OTHER TERMS

(a)	The Grantee understands that the Grantee shall not have any rights as stockholder by virtue of the grant of an Option but only with respect to shares of Common Stock actually issued to the Grantee in accordance with the terms hereof.

(b)	Anything herein to the contrary notwithstanding, the Company may postpone the exercise of the Option or any Installment thereof for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration under the Securities Act of 1933, as amended, of the Plan or the shares of Common Stock issuable upon the exercise of the Option, or (ii) to determine that the Plan and such shares are exempt from registration; and the Company shall not be obligated by virtue of this Option Agreement or any provision of the Plan to recognize the exercise of the Option or to sell or issue shares of Common Stock in violation of said Act or of the law of any government having jurisdiction thereof. Any such postponement shall not extend the Term of the Option; and neither the Company nor its Board shall have any obligation or liability to the Grantee, or to the Grantee’s Successor, with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

(c)	The Option shall be nontransferable and nonassignable except by will and by the laws of descent and distribution. During the Grantee’s lifetime, the Option may be exercised only by the Grantee.

(d)	The Option is not an incentive stock option as described in the Internal Revenue Code of 1986, as amended, Section 422A (b).

(e)	This Agreement is subject to the Non-Employee Directors Compensation Plan heretofore adopted by the Company and approved by its shareholders. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

AETNA INC.

By:

Its Chairman